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                                                                    EXHIBIT 4.8

                      FIFTH AMENDMENT TO CREDIT AGREEMENT


         THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Fifth Amendment"), dated as of February 2, 2000, but effective as provided herein, is entered into among GAYLORD ENTERTAINMENT COMPANY, a Delaware corporation ("Borrower"), the banks listed on the signature pages hereof (collectively, "Lenders"), and BANK OF AMERICA, N.A. (formerly known as NationsBank, N.A., successor by merger to NationsBank of Texas, N.A.), as Administrative Lender (in said capacity, "Administrative Lender").


                                   BACKGROUND

         1. Borrower, Lenders and Administrative Lender are parties to that certain Credit Agreement, dated as of August 19, 1997, as amended by that certain First Amendment to Credit Agreement, dated as of September 30, 1997, that certain Second Amendment to Credit Agreement, dated as of March 24, 1998, that certain Third Amendment to Credit Agreement, dated as of March 22, 1999, but effective as of December 31, 1998, and that certain Fourth Amendment to Credit Agreement, dated as of October 8, 1999 (said Credit Agreement, as amended, the "Credit Agreement"; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

         2. Borrower, Lenders and Administrative Lender desire to amend the Credit Agreement.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Borrower, Lenders and Administrative Lender covenant and agree as follows:

         1.       AMENDMENTS TO CREDIT AGREEMENT.

         (1) The following defined terms are hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order to read as follows:

                  "Bank of America" means Bank of America, N.A., a national banking association.

                  "CBS Stock" means, initially, the 10,081.691 shares of CBS Series B Participating Preferred Stock acquired by the Company in the CBS Stock Transaction, and, subsequently, any other stock that may be obtained in exchange or conversion of such

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         stock, including, but not limited to, CBS Common Stock, Series C
         Preferred Stock of Viacom Inc., and Class B Common Stock of Viacom
         Inc.

                  "CBS Stock Market Value" means, as of the date of determination, the product of (a) the closing New York Stock Exchange price of the CBS Stock on such date, or if the CBS Stock is not listed on the New York Stock Exchange on such date, the closing New York Stock Exchange price of any stock into which the CBS Stock may be exchanged or converted and (b) the number of shares of CBS Stock (or, if the CBS Stock is not listed on the New York Stock Exchange, the number of shares of other stock into which the CBS Stock may be exchanged or converted) pledged to the Administrative Lender pursuant to the Pledge Agreement.

                  "CMBS Event" means the refinancing of Debt related to The Opryland Hotel in a manner acceptable to the Determining Lenders and the Administrative Lender, resulting in Net Proceeds of at least $300,000,000, 100% of which are applied to repay Revolving Credit Loans.

                  "Collateral" means any collateral in which a Lien is granted by any Person to the Administrative Lender to secure the Obligations.

                  "Collateral Coverage Ratio" means the ratio of Funded Debt to the CBS Stock Market Value.

                  "Collateral Documents" means the Pledge Agreement and any document related thereto.

                  "Pledge Agreement" means the pledge agreement executed by the Company substantially in the form of Exhibit T hereto, and any amendments, modifications, or restatements thereof.

         (2) The definition of "Applicable Law" set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Applicable Law" means the Laws of the State of Texas, including, without limitation, Chapter 303 of the Texas Finance Code, as amended to date and as the same may be amended at any time and from time to time hereafter and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided, however, with respect to any Lender which is a national bank (or if not a national bank, is permitted by Law to cause the Law of one of the following states, as appropriate, to govern for the purpose of determining the Highest Lawful Rate) located in the State of California or New York, for purposes of determining the Highest Lawful Rate the Applicable Law shall mean the Laws of the State of California or New York, as appropriate, as now or hereafter in effect.

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         (3)      The definition of "Applicable LIBOR Rate Margin" set forth in
Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Applicable LIBOR Rate Margin" means a per annum percentage equal to 1.000%.

         (4) The definition of "Commitment" set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Commitment" means, as to a Lender, the amounts set forth opposite its name on Schedule I of this Agreement under the caption "Commitment" (and designated as "Prior to CMBS Event" and "After CMBS Event") or, if such Lender has entered into one or more Assignments and Acceptances, the amount set forth for such Lender in the Register maintained by Administrative Lender pursuant to Section 8.16 (as the same may be reduced or terminated pursuant to Section 2.4), which at no time shall exceed such Lender's Specified Percentage of (a) $525,000,000 prior to the date of the CMBS Event and (b) $275,000,000 from and including the date of the CMBS Event.

         (5) The definition of "Dividends" set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Dividends" means, for any Company, (a) any dividend, payment or other distribution (other than a dividend, payment or distribution payable in such Company's common Capital Stock) of assets, rights, obligations or securities on account of any Capital Stock of such Company and (b) any purchase, redemption or other acquisition or retirement for value by any Company of any shares of Capital Stock of such Company.

         (6)      The definition of "Highest Lawful Rate" set forth in Section
1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligation. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligation shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to Borrower. For purposes of determining the Highest Lawful Rate under Applicable Law, the applicable rate ceiling shall be (a) the weekly rate ceiling described in and computed in accordance with the provisions of Chapter
         303.301 of the Texas Finance Code, as amended, or (b) if the parties subsequently contract as allowed by Applicable Law, either the annualized or quarterly ceiling computed pursuant to Chapter 303.302 of the Texas Finance Code.

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         (7)      The definition of "Loan Documents" set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Loan Documents" means this Agreement, the Guaranty, the L/C Related Documents, the Collateral Documents and all other documents, instruments and certificates to be executed by any Company pursuant to the terms of this Agreement.

         (8) The definition of "Permitted Debt" set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Permitted Debt" means, without duplication, (a) unsecured Debt not to exceed $20,000,000 in aggregate principal amount, (b) Debt secured by Liens permitted by clause (g) of the definition of "Permitted Liens", provided, such Debt does not exceed $20,000,000 in aggregate principal amount, (c) Existing Debt and extensions, renewals and refinancings (but not increases) thereof, (d) Debt pursuant to or in connection with Film Contracts, (e) trade payables incurred in the ordinary course of the Companies' respective businesses, (f) Debt and Contingent Debt pursuant to this Agreement, (g) intercompany Debt between Companies, (h) Debt in respect of interest swap agreements and other similar agreements designed to hedge against fluctuations in interest rates, (i) Acquisition Consideration consisting of Debt incurred to the seller of assets acquired in an Acquisition or assumed pursuant to any single Acquisition not to exceed (A) during fiscal year 1997, the remainder of (1) $100,000,000 minus (2) the aggregate amount of cash Acquisition Consideration paid for any such Acquisition during such fiscal year, (B) during fiscal year 1998, the remainder of
         (1) $125,000,000 minus (2) the aggregate amount of cash Acquisition Consideration paid for any such Acquisition during such fiscal year, and (C) during each fiscal year thereafter, the remainder of (1) $150,000,000 minus (2) the aggregate amount of cash Acquisition Consideration paid for any such Acquisition during such fiscal year,
         (j) Contingent Debt in respect of operating lease obligations and other obligations (excluding Debt other than Permitted Debt) of any Company incurred in the ordinary course of business, and (k) Debt in respect of the CMBS Event.

         (9)      The definition of "Permitted Investments" set forth in
Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Permitted Investments" means (i) accounts receivable that arise in the ordinary course of business, (ii) Cash and Cash Equivalents, (iii) Investments that were made prior to January 1, 2000 and were permitted pursuant to the terms of this Agreement, and (iv) additional Investments made on and after January 1, 2000 in an aggregate amount equal to the remainder of $190,000,000 minus the aggregate amount of Capital Expenditures made and Acquisition Consideration paid by all Companies on and after January 1, 2000.

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         (10)     The definition of "Permitted Lien" set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Permitted Liens" means (a) Existing Liens, (b) pledges or deposits made to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, pensions, or other social security programs,
         (c) good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds in the ordinary course of business, (d) non-monetary encumbrances, including but not limited to zoning restrictions, easements, or other restrictions on the use of real property, none of which impair the use of such property by any Company in the operation of its business in any manner which would have a Material Adverse Effect, (e) the following, if
         (i)(A) the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings and so long as levy and execution thereon have been stayed and continue to be stayed and (B) adequate reserves, if required by GAAP, are maintained, or (ii) they do not in the aggregate materially detract from the value of the property of Companies, taken as a whole, or materially impair the use thereof in the operation of the business of Companies, taken as a whole: claims and Liens for Taxes due and payable; Liens under Section 412 of the Code or Section 302 of ERISA; mechanic's and materialmen's Liens; claims and Liens upon, and defects of title to, real or personal property or other legal process prior to adjudication of a dispute on the merits; and adverse judgments on appeal, (f) Liens existing upon property acquired at the time of Acquisition, provided, that (i) no such Lien shall extend to or cover any property other than the property acquired, (ii) the Debt secured by such Lien shall not exceed the fair market value of the property acquired, (iii) no such Lien shall have been created in contemplation of such acquisition and
         (iv) the aggregate principal amount of the Debt secured by the Liens permitted by this clause (f) shall not exceed the amount specified in clause (i) of the definition of "Permitted Debt", (g) Liens arising solely to secure purchase money Debt; provided, that (i) any such Lien is limited to the asset or assets acquired or financed, (ii) the Debt secured by such Lien shall not exceed the fair market value of the asset or assets acquired or financed and (iii) the aggregate principal amount of the Debt secured by the Liens permitted by this clause (g) shall not exceed the amount specified in clause (b) of the definition of "Permitted Debt", (h) Liens arising as a result of the filing of financing statements for informational purposes only, (i) Liens against The Opryland Hotel as a result of the CMBS Event, (j) Liens to secure the Obligation hereunder, and (k) extensions, renewals and replacements of Existing Liens.

         (11) The definition of "Termination Date" set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Termination Date" means July 31, 2000, or the earlier date of termination in whole of the Commitments of all Lenders pursuant to
         Section 2.4 or 6.2.

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         (12)     Section 1.1 of the Credit Agreement is hereby amended by
deleting the following defined terms therefrom: "Funded Debt to Capitalization Ratio", "Total Capital", "Interest Charges", "Net Worth", "Index Debt Rating", "Initial Adjustment Date", and "Initial Pricing Period".

         (13) All references in the Credit Agreement and the other Loan Documents to "NationsBank" are hereby amended to refer to "Bank of America".

         (14) Section 2.3(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "(a)     Commitment Fee. Subject to the provisions of Section
         8.13, Borrower shall pay to Administrative Lender, for the ratable account of Lenders, a Commitment Fee at a per annum rate equal to the product of 0.375% and the average daily unused portion of the Total Commitment. The Commitment Fee shall be payable quarterly in arrears on each Quarterly Date and on the Termination Date. For purposes of calculation of the Commitment Fee, (i) outstanding Swing Line Loans from time to time will not reduce the unused portion of the Total Commitment and (ii) outstanding Letters of Credit from time to time will reduce the unused portion of the Total Commitment."

         (15) Section 2.4(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "(b)     On the Termination Date, the Total Commitment shall

         automatically be reduced to zero. On the date of the CMBS Event, the Total Commitment shall be automatically reduced to $275,000,000."

         (16) Section 2.7(b)(i) of the Credit Agreement is hereby amended by adding the following at the end of said Section:

                  "Borrower shall, on the date of the CMBS Event, prepay Revolving Credit Loans in an aggregate principal amount equal to the Net Proceeds received by Borrower from the CMBS Event. On the date of receipt of Net Proceeds by any Company from the sale or disposition of any assets (other than any such sales or dispositions permitted under clauses (a) through (e) of Section 4.11), Borrower shall prepay Revolving Credit Loans in an aggregate principal amount equal to 100% of such Net Proceeds."

         (17) Section 4.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "4.1.    INTENTIONALLY OMITTED"

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         (18)     Section 4.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "4.2.    INTENTIONALLY OMITTED"

         (19) Section 4.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "4.3.    Capital Expenditures. Borrower shall not, nor shall
         it permit any other Company to, made or commit to make any Capital Expenditures in an aggregate for all Companies in excess of (a) $125,000,000 during fiscal year 1999 and (b) the remainder of $190,000,000 minus the Investments made by all Companies pursuant to clause (iv) of the definition of Permitted Investments and the Acquisition Consideration paid by all Companies during the period from January 1, 2000 through the Termination Date."

         (20) Section 4.4 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "4.4.    INTENTIONALLY OMITTED"

         (21) Section 4.6 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "4.6.    Acquisitions. Borrower shall not, nor shall it permit
         any other Company to, directly or indirectly, make any Acquisitions; provided, however, if immediately prior to and after giving effect to the proposed Acquisition there shall exist no Default or Event of Default, Borrower or any of its Subsidiaries may make Acquisitions so long as (i) Administrative Lender shall have received written notice of such proposed Acquisition at least ten days prior to the date of such Acquisition, which shall include an Officer's Certificate setting forth the covenant calculations therein both immediately prior to and after giving effect to such proposed Acquisition, (ii) the assets, property or business acquired in such proposed Acquisition shall be in a business or activity described in Section 5.16, (iii) if such Acquisition results in a Material Subsidiary, such Subsidiary shall simultaneously with or immediately following such Acquisition comply with Section 3.1(g), and (iv) during the period from and including January 1, 2000 though the Termination Date, the aggregate Acquisition Consideration for such period shall not exceed the remainder of $190,000,000 minus the Capital Expenditures and Permitted Investments made by all Companies during such period.

         (22) Section 4.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

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                  "4.11.   Disposition of Assets. Borrower shall not, nor shall
         it permit any other Company to, sell, lease, transfer or otherwise dispose of any of its assets, including any equity in any of its assets (each a "Disposition") except (a) Dispositions of inventory in the ordinary course of business, (b) Dispositions of obsolete or worn-out assets, (c) Dispositions of Cash and Cash Equivalents in the ordinary course of business, (d) Dispositions of any asset for full and fair consideration and in which the Net Proceeds do not exceed $100,000, (e) Disposition of The Opryland Hotel concurrently with the occurrence of the CMBS Event for full and fair consideration and provided the Net Proceeds thereof are applied to repay Revolving
         Credit Loans as required pursuant to Section 2.7(b)(i) and (f) other Dispositions of assets (other than The Opryland Hotel) for full and fair consideration and provided the Net Proceeds thereof are applied to repay Revolving Credit Loans as required pursuant to Section 2.7(b)(i); provided, however, no Company shall make any Disposition permitted by this Section 4.11 if a Default or Event of Default exists or would result therefrom."

         (23) Section 4.7 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

                  "No Company shall enter into any agreement, contract or otherwise whereby such Company is prohibited from, or would otherwise be in default of as a result of, creating, assuming, incurring or suffering to exist, directly or indirectly, any Lien on any of its assets. The Lenders agree that the CBS Stock may be held by a collateral agent for the benefit of the Lenders pursuant to documentation and under terms and conditions satisfactory to the Administrative Lender."

         (24) Article IV of the Credit Agreement is hereby further amended by adding the following new Sections 4.16 and 4.17 thereto to read as follows:

                  "4.16.   Collateral Coverage Ratio. Borrower shall not permit
         the Collateral Coverage Ratio at any time (a) prior to the date of the CMBS Event, to exceed 1.00 to 1 and (b) on and after the date of the CMBS Event, to exceed 0.50 to 1.

                  "4.17.   Dividends. Borrower shall not, nor shall it permit
         any other Company to, directly or indirectly declare, pay or make any Dividends except (a) Dividends payable by a Subsidiary to Borrower and
         (b) Dividends not to exceed $17,000,000 in aggregate amount during the period form and including January 1, 2000 through and including the Termination Date; provided, however, no Company shall pay or make any Dividend permitted by this Section 4.17 unless there shall exist no Default or Event of Default prior to or after giving effect to any such proposed Dividend."

         (25) The first sentence of Section 5.8 of the Credit Agreement is hereby amended to read as follows:

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                  "No Company is engaged principally in the business of
         extending credit secured directly or indirectly, in whole or in part, by margin stock (within the meaning of Regulation U ("Regulation U") of the Board of Governors of the Federal Reserve System), and no proceeds of any Loan or Letter of Credit hereunder has been used or shall be used, directly or indirectly, to purchase or carry the CBS Stock within the meaning of Regulation U."

         (26) Article VI of the Credit Agreement is hereby amended by adding a Section 6.1(l) thereto to read as follows:

                  "(l)     CBS Stock. Administrative Lender shall fail to have a
         perfected first priority Lien in the CBS Stock.

         (27) Schedule I to the Credit Agreement is hereby amended to be in the form of Schedule I attached hereto.

         (28) The Officer's Certificate-Financial in the form of Exhibit N to the Credit Agreement is hereby amended to be in the form of Exhibit N attached hereto.

         (29) The Pledge Agreement is hereby added as Exhibit T to the Credit Agreement to be in the form of Exhibit T attached hereto.

         2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, Borrower represents and warrants that after giving effect to the amendments contemplated by the foregoing Section 1:

         (1) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty relates expressly to a specified date or is no longer correct because of a change in circumstances permitted by the Loan Documents;

         (2) no event has occurred and is continuing which constitutes a Default or Event of Default;

         (3) Borrower has full power and authority to execute and deliver this Fifth Amendment, the $161,875,000 replacement Revolving Credit Note payable to the order of Bank of America, N.A., the $43,750,000 replacement Revolving Credit Note payable to the order of Wells Fargo Bank (Texas), National Association, the $52,500,000 replacement Revolving Credit Note payable to the order of SunTrust Bank, Nashville, N.A., the $30,625,000 replacement Revolving Credit Note payable to the order of Credit Lyonnais New York Branch, the $26,250,000 replacement Revolving Credit Note payable to the order of Wachovia Bank, N.A., the $17,500,000 replacement Revolving Credit Note payable to the order of Paribas, the

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$17,500,000 replacement Revolving Credit Note payable to the order of The Bank of New York, the $17,500,000 replacement Revolving Credit Note payable to the order of The Industrial Bank of Japan, Limited, Atlanta Agency, the $8,750,000 replacement Revolving Credit Note payable to the order of The Sakura Bank, Limited, the $17,500,000 replacement Revolving Credit Note payable to the order of The Sanwa Bank, Limited, the $17,500,000 replacement Revolving Credit Note payable to the order of First Union National Bank, the $17,500,000 replacement Revolving Credit Note payable to the order of Comerica Bank, the $17,500,000 replacement Revolving Credit Note payable to the order of First American National Bank, the $8,750,000 replacement Revolving Credit Note payable to the order of Bank of Tokyo Mitsubishi Trust Company, the $8,750,000 replacement Revolving Credit Note payable to the order of The Bank of Nova Scotia, the $8,750,000 replacement Revolving Credit Note payable to the order of The Fuji Bank, Limited, Atlanta Agency, the $8,750,000 replacement Revolving Credit Note payable to the order of Bank One, Oklahoma, National Association, and the $43,750,000 replacement Revolving Credit Note payable to the order of General Electric Capital Corporation (collectively, the "Replacement Revolving Credit Notes"), the Pledge Agreement, and the Credit Agreement, as amended hereby, and this Fifth Amendment, the Replacement Revolving Credit Notes, the Pledge Agreement and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

         (4) neither the execution, delivery and performance of this Fifth Amendment, the Replacement Revolving Credit Notes, the Pledge Agreement or the Credit Agreement, as amended by this Fifth Amendment, will contravene or conflict with any Law to which Borrower or any of its Subsidiaries is subject or any indenture, agreement or other instrument to which Borrower or any of its Subsidiaries or any of their respective property is subject; and

         (5) no authorization, approval, consent, or other action by, notice to, or filing with, any Tribunal or other Person (other than the Board of Directors of Borrower), is required for the execution, delivery or performance by Borrower of this Fifth Amendment, the Replacement Revolving Credit Notes or the Pledge Agreement or the acknowledgment of this Fifth Amendment by any Guarantor.

         3. CONDITIONS OF EFFECTIVENESS. This Fifth Amendment shall be effective as of February 3, 2000, subject to the following:

         (1) Administrative Lender shall have received counterparts of this Fifth Amendment executed by Determining Lenders;

         (2) Administrative Lender shall have received counterparts of this Fifth Amendment executed by Borrower and acknowledged by each Guarantor;

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         (3)      each Lender shall have received its Replacement Revolving
Credit Note, duly executed by Borrower;

         (4) Administrative Lender shall have received the Pledge Agreement, duly executed by Borrower, stock certificates evidencing the CBS Stock, executed, blank stock powers and related UCC-1 financing statements;

         (5) Administrative Lender shall have received certified resolutions of the Board of Directors of Borrower approving the execution, delivery and performance of this Fifth Amendment, the Replacement Revolving Credit Notes and the Pledge Agreement and all other documents related thereto;

         (6) Administrative Lender shall have received from Borrower, for the account of each Lender that consented to this Fifth Amendment by 5:00 p.m., Dallas time, January 27, 2000, an amendment fee equal to the product of 0.05% and each Lender's Commitment (after giving effect to the reduction of each Lender's Commitment as contemplated by this Fifth Amendment);

         (7) Administrative Lender shall have received an opinion of counsel to Borrower in form and substance satisfactory to Administrative Lender and its Special Counsel; and

         (8) Administrative Lender shall have received, in form and substance satisfactory to Administrative Lender and its counsel, such other documents, certificates and instruments as Administrative Lender reasonably shall require.

         4. GUARANTOR ACKNOWLEDGMENT. By signing below, each of the Guarantors (i) acknowledges, consents and agrees to the execution and delivery of this Fifth Amendment, (ii) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Fifth Amendment or any of the provisions contemplated herein, (iii) ratifies and confirms its obligations under its Guaranty, and (iv) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.

         5.       REFERENCE TO THE CREDIT AGREEMENT.

         (1) Upon the effectiveness of this Fifth Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as amended or modified by this Fifth Amendment.

         (2) The Credit Agreement, as amended or modified by this Fifth Amendment, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         6. COSTS, EXPENSES AND TAXES. Borrower agrees to pay on demand all costs and expenses of the Administrative Lender in connection with the preparation, reproduction,

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execution and delivery of this Fifth Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Lender with respect thereto and with respect to advising the Lenders as to their rights and responsibilities under the Credit Agreement, as amended by this Fifth Amendment).

         7. EXECUTION IN COUNTERPARTS. This Fifth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         8. GOVERNING LAW: BINDING EFFECT. This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon Borrower and each Lender and their respective successors and assigns.

         9. HEADINGS. Section headings in this Fifth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fifth Amendment for any other purpose.

         10. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIFTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

         IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment to be effective as of the date first above written.

                                  GAYLORD ENTERTAINMENT COMPANY



                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                  BANK OF AMERICA, N.A., as a Lender, Swing
                                  Line Bank, Issuing Bank and as Administrative Lender



                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                  THE BANK OF NEW YORK



                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                  THE FUJI BANK, LIMITED, ATLANTA AGENCY



                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                  SUNTRUST BANK, NASHVILLE, N.A.



                                  By:
                                     ------------------------------------------
                                      Name:
                                          --------------------------------------
                                      Title:
                                           -------------------------------------

                                  FIRST AMERICAN NATIONAL BANK



                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                  CREDIT LYONNAIS NEW YORK BRANCH



                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                  PARIBAS



                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------



                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                  WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION



                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                  FIRST UNION NATIONAL BANK



                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                  THE SAKURA BANK, LIMITED



                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                  THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                  ATLANTA AGENCY



                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                  COMERICA BANK



                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                  GENERAL ELECTRIC CAPITAL CORPORATION



                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                  THE SANWA BANK, LIMITED



                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                  THE BANK OF NOVA SCOTIA



                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                  WACHOVIA BANK, N.A.



                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                  BANK OF TOKYO MITSUBISHI TRUST COMPANY



                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                  BANK ONE, OKLAHOMA, NATIONAL ASSOCIATION



                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

ACKNOWLEDGED AND AGREED:

IDEA ENTERTAINMENT, INC.



By:
   --------------------------------------------

    Name:
         --------------------------------------

    Title:
          -------------------------------------


GAYLORD BROADCASTING COMPANY, L.P.

By: Gaylord Communications, Inc.,
    its General Partner



By:
   --------------------------------------------

    Name:
         --------------------------------------

    Title:
          -------------------------------------


OPRYLAND ATTRACTIONS, INC.



By:
   --------------------------------------------

    Name:
         --------------------------------------

    Title:
          -------------------------------------


OLH, G.P.

By: Opryland Hospitality, Inc.



By:
   -------------------------------------------

    Name:
         -------------------------------------

    Title:
          ------------------------------------


ACUFF-ROSE MUSIC PUBLISHING, INC.
(formerly known as OPRYLAND MUSIC
GROUP, INC.)

By:
   -------------------------------------------

   Name:--------------------------------------

   Title:-------------------------------------

                                                                Commitment         Commitment
                     Lender                               (Prior to CMBS Event) (After CMBS Event)   Specified Percentage
-----------------------------------------------------      ------------------   ------------------   --------------------
Bank of America, N.A.                                      $   161,875,000.00   $    84,791,666.70         30.83333333%
-----------------------------------------------------      ------------------   ------------------   --------------------
Wells Fargo Bank (Texas), National Association             $    43,750,000.00   $    22,916,666.60          8.33333333%
-----------------------------------------------------      ------------------   ------------------   --------------------
SunTrust Bank, Nashville, N.A.                             $    52,500,000.00   $    27,500,000.00         10.00000000%
-----------------------------------------------------      ------------------   ------------------   --------------------
Credit Lyonnais New York Branch                            $    30,625,000.00   $    16,041,666.65          5.83333333%
-----------------------------------------------------      ------------------   ------------------   --------------------
Wachovia Bank, N.A.                                        $    26,250,000.00   $    13,750,000.00          5.00000000%
-----------------------------------------------------      ------------------   ------------------   --------------------
Banque Paribas                                             $    17,500,000.00   $     9,166,666.60          3.33333333%
-----------------------------------------------------      ------------------   ------------------   --------------------
The Bank of New York                                       $    17,500,000.00   $     9,166,666.60          3.33333333%
-----------------------------------------------------      ------------------   ------------------   --------------------
The Industrial Bank of Japan, Limited, Atlanta Agency      $    17,500,000.00   $     9,166,666.60          3.33333333%
-----------------------------------------------------      ------------------   ------------------   --------------------
The Sakura Bank, Limited                                   $     8,750,000.00   $     4,583,333.45          1.66666667%
-----------------------------------------------------      ------------------   ------------------   --------------------
The Sanwa Bank, Limited                                    $    17,500,000.00   $     9,166,666.60          3.33333333%
-----------------------------------------------------      ------------------   ------------------   --------------------
First Union National Bank                                  $    17,500,000.00   $     9,166,666.60          3.33333333%
-----------------------------------------------------      ------------------   ------------------   --------------------
Comerica Bank                                              $    17,500,000.00   $     9,166,666.60          3.33333333%
-----------------------------------------------------      ------------------   ------------------   --------------------
First American National Bank                               $    17,500,000.00   $     9,166,666.60          3.33333333%
-----------------------------------------------------      ------------------   ------------------   --------------------
Bank of Tokyo Mitsubishi Trust Company                     $     8,750,000.00   $     4,583,333.45          1.66666667%
-----------------------------------------------------      ------------------   ------------------   --------------------
The Bank of Nova Scotia                                    $     8,750,000.00   $     4,583,333.45          1.66666667%
-----------------------------------------------------      ------------------   ------------------   --------------------
The Fuji Bank, Limited, Atlanta Agency                     $     8,750,000.00   $     4,583,333.45          1.66666667%
-----------------------------------------------------      ------------------   ------------------   --------------------
Bank One, Oklahoma, National Association                   $     8,750,000.00   $     4,583,333.45          1.66666667%
-----------------------------------------------------      ------------------   ------------------   --------------------
General Electric Capital Corporation                       $    43,750,000.00   $    22,916,666.60          8.33333333%
-----------------------------------------------------      ------------------   ------------------   --------------------
TOTALS                                                     $   525,000,000.00   $   275,000,000.00        100.00000000%
-----------------------------------------------------      ------------------   ------------------   --------------------